Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of The Coca-Cola Company listed below and in the related Prospectuses of our reports dated February 20, 2026, with respect to the consolidated financial statements of The Coca-Cola Company and subsidiaries, and the effectiveness of internal control over financial reporting of The Coca‑Cola Company and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2025:

1	Registration Statement Number 2-88085 on Form S-8
2	Registration Statement Number 333-78763 on Form S-8
3	Registration Statement Number 333-35298 on Form S-8
4	Registration Statement Number 333-88096 on Form S-8
5	Registration Statement Number 333-150447 on Form S-8
6	Registration Statement Number 333-179707 on Form S-8
7	Registration Statement Number 333-186948 on Form S-8
8	Registration Statement Number 333-195553 on Form S-8
9	Registration Statement Number 333-221170 on Form S-8
10	Registration Statement Number 333-224573 on Form S-8
11	Registration Statement Number 333-262978 on Form S-8
12	Registration Statement Number 333-262979 on Form S-8
13	Registration Statement Number 333-291036 on Form S-3
14	Registration Statement Number 333-279062 on Form S-8

/s/ Ernst & Young LLP

Atlanta, Georgia
February 20, 2026